                                                                      EXHIBIT 11

                        COMPUTATION OF BASIC AND DILUTED
                               EARNINGS PER SHARE
                                   (UNAUDITED)

                                                           For Three Months Ended
                                                 ------------------------------------------
                                                 September 30, 2002     September 30, 2001*
                                                 ------------------     ------------------
Number of shares on which basic
  earnings per share is calculated:

Average outstanding shares during period             1,690,476,261          1,731,803,226

Add - Incremental shares under stock
      compensation plans                                19,139,766             33,463,198

Add - Incremental shares associated
      with put options                                          --                 14,818


Add- Incremental shares associated
     with contingently issuable shares                   2,110,159              2,585,941
                                                   ---------------        ---------------

Number of shares on which diluted
  earnings per share is calculated                   1,711,726,186          1,767,867,183
                                                   ===============        ===============

Income from continuing operations
  applicable to common
  shareholders (millions)                          $         1,694        $         1,713

Loss from discontinued
  operations (millions)                                       (381)                  (118)
                                                   ---------------        ---------------

Net income from total operations
  on which basic earnings per
  share is calculated (millions)                   $         1,313        $         1,595
                                                   ===============        ===============

Income from continuing operations
  applicable to common
  shareholders (millions)                          $         1,694         $        1,713

Less - net income applicable to
     contingently issuable shares (millions)                     4                      7
                                                   ---------------        ---------------

Income from continuing operations
  on which diluted earnings per
  share is calculated (millions)                             1,690                  1,706

Loss from discontinued operations
  on which basic and diluted earnings per
  share is calculated (millions)                              (381)                  (118)
                                                   ---------------        ---------------
Net income from total operations
  on which diluted earnings per
  share is calculated (millions)                   $         1,309        $         1,588
                                                   ===============        ===============

* Reclassified to conform with 2002 presentation.

                        COMPUTATION OF BASIC AND DILUTED
                        EARNINGS PER SHARE - (CONTINUED)
                                   (UNAUDITED)

                                                           For Three Months Ended
                                                 ------------------------------------------
                                                 September 30, 2002     September 30, 2001*
                                                 ------------------     ------------------
Earnings per share of common stock:

  Assuming dilution
     Continuing operations                           $    0.99              $   0.97
     Discontinued operations                             (0.22)                (0.07)
                                                     ---------              --------
    Total                                            $    0.76+             $   0.90
                                                     =========              ========

  Basic
   Continuing operations                             $    1.00              $   0.99
   Discontinued operations                               (0.23)                (0.07)
                                                     ---------              --------
   Total                                             $    0.78+             $   0.92
                                                     =========              ========

* Reclassified to conform with 2002 presentation.

+ Does not total due to rounding.

Stock options to purchase 130,926,306 shares and 95,617,180 shares were outstanding as of September 30, 2002 and 2001, respectively, but were not included in the computation of diluted earnings per share because the options' exercise price during the respective periods was greater than the average market price of the common shares and, therefore, the effect would have been antidilutive.

                        COMPUTATION OF BASIC AND DILUTED
                        EARNINGS PER SHARE - (CONTINUED)
                                   (UNAUDITED)

                                                           For Nine Months Ended
                                                 ------------------------------------------
                                                 September 30, 2002     September 30, 2001*
                                                 ------------------     ------------------
Number of shares on which basic
  earnings per share is calculated:

Average outstanding shares during period             1,704,632,355          1,736,990,964

Add - Incremental shares under stock
      compensation plans                                24,805,173             36,931,206

Add - Incremental shares associated
      with put options                                          --                 12,638


Add- Incremental shares associated
     with contingently issuable shares                   2,264,731              1,702,963
                                                   ---------------        ---------------

Number of shares on which diluted
  earnings per share is calculated                   1,731,702,259          1,775,637,771
                                                   ===============        ===============

Income from continuing operations
  applicable to common
  shareholders (millions)                          $         3,423        $         5,571

Loss from discontinued operations
  (millions)                                                  (862)                  (191)
                                                   ---------------        ---------------
Net income from total operations
  on which basic earnings per
  share is calculated (millions)                   $         2,561        $         5,380
                                                   ===============        ===============

Income from continuing operations
  applicable to common
  shareholders (millions)                          $         3,423         $        5,571

Less - net income applicable to
  contingently issuable shares (millions)                       18                      4
                                                   ---------------        ---------------

Income from continuing operations
  on which diluted earnings per
  share is calculated (millions)                             3,405                  5,567

Loss from discontinued operations
  on which basic and diluted earnings per
  share is calculated (millions)                              (862)                  (191)
                                                   ---------------        ---------------
Net income from total operations
  on which diluted earnings per
  share is calculated (millions)                   $         2,543        $         5,376
                                                   ===============        ===============

* Reclassified to conform with 2002 presentation.

                        COMPUTATION OF BASIC AND DILUTED
                        EARNINGS PER SHARE - (CONTINUED)
                                   (UNAUDITED)

                                                           For Nine Months Ended
                                                 ------------------------------------------
                                                 September 30, 2002     September 30, 2001*
                                                 ------------------     ------------------
Earnings per share of common stock:

Assuming dilution
  Continuing operations                               $  1.97                $  3.14
  Discontinued operations                               (0.50)                 (0.11)
                                                      -------                -------
  Total                                               $  1.47                $  3.03
                                                      =======                =======

Basic
  Continuing operations                               $  2.01                $  3.21
  Discontinued operations                               (0.51)                 (0.11)
                                                      -------                -------
  Total                                               $  1.50                $  3.10
                                                      =======                =======

* Reclassified to conform with 2002 presentation.

    Stock options to purchase 104,845,215 shares and 73,095,141 shares were outstanding as of September 30, 2002 and 2001, respectively, but were not included in the computation of diluted earnings per share because the options' exercise price during the respective periods was greater than the average market price of the common shares, and therefore, the effect would have been antidilutive. Net income applicable to common shareholders excludes preferred stock dividends of $10 million for the nine months ended September 30, 2001.